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                                                                    EXHIBIT 10.3

                         WALLACE COMPUTER SERVICES, INC.
                          EXECUTIVE SEVERANCE PAY PLAN


                (AS AMENDED AND RESTATED EFFECTIVE MARCH 6, 2002)


          Wallace Computer Services, Inc., a Delaware corporation (the "Company"), hereby adopts the Wallace Computer Services, Inc. Executive Severance Pay Plan, as amended and restated effective March 6, 2002 (the "Plan") for the benefit of certain employees of the Company and its subsidiaries. The Plan supersedes in its entirety the Wallace Computer Services, Inc. Executive Severance Pay Plan as adopted effective as of September 13, 1989, as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3 thereto.

          The Plan is intended to secure the continued services and ensure the continued dedication and objectivity of the Employees (as defined in Section 1(f)) in the event of any threat or occurrence of, or negotiation or other action that could lead to, or create the possibility of, a Change in Control (as defined in Section 1(c)) of the Company, by providing to such Employees certain protections so that such Employees need not be hindered or distracted by personal uncertainties and risks created by any such possible Change in Control.

          1. Definitions. As used in this Plan, the following terms shall have the respective meanings set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cause" means:

               (1) a material breach by an Employee of those duties and responsibilities of the Employee which do not differ in any material respect from the duties and responsibilities of the Employee during the 90-day period immediately prior to a Change in Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the Employee's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach;

               (2) the commission by the Employee of a felony involving moral turpitude;

               (3) the commission by the Employee of theft, fraud, breach of trust or any act of dishonesty involving the Company or its subsidiaries; or

               (4) the significant violation by the Employee of any statutory or common law duty of loyalty to the Company or its subsidiaries.




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          (c)  "Change in Control" means:

               (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection
     (3) of this Section 1(c); provided further, that for purposes of clause
     (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 35% or more of the Outstanding Common Stock or 35% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

               (2) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

               (3) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately



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     prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 65% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 35% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 35% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

               (4) the consummation of a plan of complete liquidation or dissolution of the Company.

          (d)  "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Company" means Wallace Computer Services, Inc., a Delaware corporation.

          (f) "Employee" means any person who is employed by the Company in an executive or officer position and who is designated by the Plan Administrator, in his or her sole discretion, as a participant in this Plan from time to time, excluding any person who enters into an individual severance agreement with the Company. The Plan Administrator, in his or her sole discretion, shall designate each Employee as a Benefit Level I Employee or a Benefit Level II Employee for purposes of this Plan.

          (g) "Good Reason" means, without an Employee's express written consent, the occurrence of any of the following events after a Change in
Control:

               (1) with respect to a Benefit Level I Employee, (i) a reduction by the Company in the Employee's rate of annual base salary or bonus opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; (ii) any requirement of the Company that the Employee be based more than 50 miles from the facility where the Employee is based at the time of the Change in



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     Control; (iii) the failure of the Company to (a) continue in effect any employee benefit plan or compensation plan in which the Employee is participating immediately prior to such Change in Control, unless the Employee is permitted to participate in other plans providing the Employee with substantially comparable benefits, or the taking of any action by the Company which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any such plan and (b) provide the Employee and the Employee's dependents welfare benefits (including, without limitation, accidental death and travel accident insurance plans and programs) in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies; or (iv) the failure of the Company to obtain from any successor or transferee of the Company an express written and unconditional assumption of the Company's obligations under this Plan, as further described in Section 8(g) of this Plan; and

               (2) with respect to a Benefit Level II Employee, (i) any of the events set forth in Section 1(g)(1) or (ii) any material reduction in the Employee's responsibilities so that such responsibilities, in the aggregate, are no longer of a type associated with the Employee's position with the Company immediately prior to such Change in Control, or a change to a materially lesser status of the Employee's titles or offices with the Company as in effect immediately prior to such Change in Control.

For purposes of this Plan, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Employee shall not constitute Good Reason.

          (h) "Nonqualifying Termination" means the termination of an Employee's employment (i) by the Company for Cause, (ii) by the Employee for any reason other than Good Reason, (iii) as a result of the Employee's death or (iv) by the Company due to the Employee's absence from his or her duties with the Company on a full-time basis for at least 180 consecutive days as a result of the Employee's incapacity due to physical or mental illness.

          (i) "Severance Period" means (i) with respect to a Benefit Level I Employee, the period commencing on the Termination Date and ending on the first anniversary of the Termination Date and (ii) with respect to a Benefit Level II Employee, the period commencing on the Termination Date and ending on the second anniversary of the Termination Date.

          (j) "Termination Date" with respect to an Employee means the date during the Termination Period on which the Employee's employment is terminated other than by reason of a Nonqualifying Termination.

          (k) "Termination Period" with respect to an Employee means the period commencing upon a Change in Control and ending on the earlier to occur of (i) the date which is two years following such Change in Control and (ii) the Employee's death.



                                       4
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          2. Benefits. If during the Termination Period the employment of an
Employee shall terminate, other than by reason of a Nonqualifying Termination, and the Employee (or the Employee's executor or other legal representative in the case of the Employee's death or disability following such termination) executes a general release and noncompetition, nonsolicitation and confidentiality agreement substantially in the form of Exhibit A hereto (the "Release and Noncompetition Agreement") within 60 days of the Termination Date and has not revoked the Release and Noncompetition Agreement, the Company shall provide to the Employee, as compensation for services rendered to the Company, and in consideration of the general release set forth in Section 2 of the Release and Noncompetition Agreement and the covenants set forth in Sections 3 and 4 of the Release and Noncompetition Agreement, the benefits described in this Section 2.

          (a) The Company shall pay to the Employee (or the Employee's beneficiary or estate, as the case may be) within 30 days following the date of execution of the Release and Noncompetition Agreement:

               (1) a cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) equal to the sum of
     (i) the Employee's full annual base salary from the Company and its affiliated companies through the Termination Date, to the extent not theretofore paid, (ii) the Employee's then current target annual bonus, multiplied by a fraction, the numerator of which is the number of days in the fiscal year in which the Change in Control occurs through the Termination Date and the denominator of which is 365 or 366, as applicable, and (iii) any compensation previously deferred by the Employee (together with any interest and earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid; plus

               (2) a lump sum cash amount (subject to any applicable payroll or other taxes required to be withheld pursuant to Section 5) in an amount equal to:

               (i) with respect to a Benefit Level I Employee, the sum of (A) one times the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (B) one times the Employee's target annual bonus in effect immediately prior to the Change in Control or immediately prior to the Termination Date, whichever is higher; and

               (ii) with respect to a Benefit Level II Employee, the sum of (A) two times the Employee's highest annual base salary from the Company and its affiliated companies in effect during the 12-month period prior to the Termination Date and (B) two times the Employee's target annual bonus in effect immediately prior to the Change in Control or immediately prior to the Termination Date, whichever is higher.



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          (b) For the period commencing on the Termination Date and ending on the earlier of (i) the expiration of the Employee's Severance Period and (ii) the date on which the Employee becomes eligible to participate in and receive medical, dental and vision benefits under a plan or arrangement sponsored by another employer, the Company shall continue the Employee's medical, dental and vision coverage upon the same terms and otherwise to the same extent as such coverage shall have been in effect immediately prior to the Termination Date or, if more favorable to the Employee, as provided generally with respect to other peer Employees of the Company and its affiliated companies, and the Company and the Employee shall share the costs of the continuation of such medical, dental and vision coverage in the same proportion as such costs were shared immediately prior to the Termination Date.

          (c) During the Employee's Severance Period, the Employee shall be entitled to outplacement services to be provided by a firm selected by the Company. The maximum payments to be made by the Company during the Severance Period for outplacement services with respect to a Benefit Level I Employee shall be $20,000 and with respect to a Benefit Level II Employee shall be $35,000. Payments shall be made directly to the outplacement firm upon submission of proper documentation to the Company. If an Employee elects not to use such outplacement services, the Employee will not be entitled to cash compensation in lieu thereof.

          3.   Certain Additional Payments; Reduction of Payments.

          (a)  With respect to a Benefit Level II Employee:

               (1) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any additional payments required under this Section 3(a)) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest and penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and the Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section 3(a)(1), if it shall be determined that the Employee is entitled to a Gross-Up Payment, but that the Employee, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit (taking into account both income taxes and any Excise Tax) which is at least ten percent (10%) greater than the net after-tax proceeds to the Employee resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") that is one dollar less than the smallest amount that would give rise to any Excise Tax, then no Gross-Up Payment shall



                                       6
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     be made to the Employee and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (2) Subject to the provisions of Section 3(a)(3), all determinations required to be made under this Section 3(a), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's public accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Employee within fifteen (15) business days of the receipt of notice from the Employee that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Employee shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 3(a), shall be paid by the Company to the Employee within five (5) days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that failure to report the Excise Tax on the Employee's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 3(a)(3) and the Employee thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Employee.

               (3) The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Employee is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Employee shall not pay such claim prior to the expiration of the 30-day period following the date on which the Employee gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Employee in writing prior to the expiration of such period that it desires to contest such claim, the Employee shall:



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               (i) give the Company any information reasonably requested by the
               Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

     provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 3(a)(3), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Employee to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Employee agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided further, that if the Company directs the Employee to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Employee on an interest-free basis and shall indemnify and hold the Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Employee with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (4) If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 3(a)(3), the Employee becomes entitled to receive, and receives, any refund with respect to such claim, the Employee shall (subject to the Company's complying with the requirements of Section 3(a)(3)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon



                                       8
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     after taxes applicable thereto). If, after the receipt by the Employee of an amount advanced by the Company pursuant to Section 3(a)(3), a determination is made that the Employee shall not be entitled to any refund with respect to such claim and the Company does not notify the Employee in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          (b) With respect to a Benefit Level I Employee, anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company or its affiliated companies to or for the benefit of the Employee (whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any adjustment required under this Section 3(b)) (in the aggregate, the "Total Payments") would be subject to the Excise Tax, and if it is determined that (A) the amount remaining, after the Total Payments are reduced by an amount equal to all applicable federal and state taxes (computed at the highest applicable marginal rate), including the Excise Tax, is less than (B) the amount remaining, after taking into account all applicable federal and state taxes (computed at the highest applicable marginal rate), after payment or distribution to or for the benefit of the Employee of the maximum amount that may be paid or distributed to or for the benefit of the Employee without resulting in the imposition of the Excise Tax, then the payments due hereunder shall be reduced so that the Total Payments are One Dollar ($1) less than such maximum amount.

          4. Plan Administration; Claims Procedure.

          (a) This Plan shall be interpreted and administered by the person or persons appointed by the Board from time to time to administer this Plan (the "Plan Administrator"), who shall have complete authority, in his or her sole discretion subject to the express provisions of this Plan, to make all determinations necessary or advisable for the administration of this Plan. All questions arising in connection with the interpretation of this Plan or its administration shall be submitted to and determined by the Plan Administrator in a fair and equitable manner in accordance with the procedure for claims and appeals described in Section 4(b).

          (b) Any Employee whose employment has terminated who believes that he or she is entitled to receive benefits under this Plan, including benefits other than those initially determined by the Plan Administrator to be payable, may file a claim in writing with the Plan Administrator, specifying the reasons for such claim. The Plan Administrator shall, within 90 days after receipt of such written claim (unless special circumstances require an extension of time, but in no event more than 180 days after such receipt), send a written notification to the Employee as to the disposition of such claim. Such notification shall be written in a manner calculated to be understood by the claimant and in the event that such claim is denied in whole or in part, shall (i) state the specific reasons for the denial, (ii) make specific reference to the pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Employee to perfect the claim and an explanation of why such material or information is necessary, and
(iv) set forth the procedure by



                                       9
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which the Employee may appeal the denial of such claim. The Employee (or his or her duly authorized representative) may request a review of the denial of any such claim or portion thereof by making application in writing to the Plan Administrator within 60 days after receipt of such denial. Such Employee (or his or her duly authorized representative) may, upon written request to the Plan Administrator, review any documents pertinent to such claim, and submit in writing issues and comments in support of such claim. Within 60 days after receipt of a written appeal (unless special circumstances require an extension of time, but in no event more than 120 days after such receipt), the Plan Administrator shall notify the Employee of the final decision with respect to such claim. Such decision shall be written in a manner calculated to be understood by the claimant and shall state the specific reasons for such decision and make specific references to the pertinent Plan provision on which the decision is based.

          (c) The Plan Administrator may from time to time delegate any of his or her duties hereunder to such person or persons as the Plan Administrator may designate. The Plan Administrator is empowered, on behalf of this Plan, to engage accountants, legal counsel and such other persons as the Plan Administrator deems necessary or advisable for the performance of his or her duties under this Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under this Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the administration of this Plan. All reasonable fees and expenses of such persons shall be borne by the Company.

          5. Withholding Taxes. The Company may withhold from all payments due under this Plan to each Employee (or his or her beneficiary or estate) all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.

          6. Amendment and Termination. The Company shall have the right, in its sole discretion, pursuant to action by the Board, to approve the amendment or termination of this Plan, which amendment or termination shall not become effective until the date fixed by the Board for such amendment or termination, which date, in the case of an amendment which would be adverse to the interests of any Employee or in the case of termination, shall be at least 120 days after notice thereof is given by the Company to the Employees in accordance with
Section 8(j) hereof; provided, however, that no such action shall be taken by the Board during any period when the Board has knowledge that any person has taken steps reasonably calculated to effect a Change in Control until, in the opinion of the Board, such person has abandoned or terminated its efforts to effect a Change in Control; and provided further, that on and after a Change in Control, in no event shall this Plan be amended in a manner adverse to the interests of any Employee or terminated.

          7. Reimbursement of Expenses. If any contest or dispute shall arise under this Agreement involving termination of the Employee's employment with the Company or involving the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall reimburse the Employee, on a current basis, for all legal fees and expenses, if any, incurred by the Employee in connection with such contest or dispute, together



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with interest thereon at a rate equal to the prime rate, as published under
"Money Rates" in The Wall Street Journal from time to time, but in no event higher than the maximum legal rate permissible under applicable law, such interest to accrue from the date the Company receives the Employee's written statement for such fees and expenses through the date of payment thereof; provided, however, that in the event the resolution of any such contest or dispute includes a finding denying, in total, the Employee's claims in such contest or dispute, the Employee shall be required to reimburse the Company, over a period of 12 months from the date of such resolution, for all sums advanced to the Employee pursuant to this Section 7.

          8. General Provisions.

          (a) Subject to Section 8(b) of this Agreement, any amount paid pursuant to this Plan shall be paid in lieu of any other amount of severance relating to salary or bonus continuation, any other continuation of medical, dental or vision coverage (other than coverage required by the Consolidated Omnibus Budget Reconciliation Act of 1985) or any other outplacement services to be received by the Employee upon termination of employment of the Employee under any severance plan, policy or arrangement of the Company. Subject to the foregoing, the rights of, and benefits payable to, an Employee pursuant to this Plan are in addition to any rights of, or benefits payable to, an Employee under any other employee benefit plan or compensation program of the Company. All rights of an Employee under any such plan or program shall be determined in accordance with the provisions of such plan or program.

          (b) If the Company is obligated by law or contract to pay severance pay, notice pay or other similar benefits, or if the Company is obligated by law or by contract to provide advance notice of separation ("Notice Period"), then any payments hereunder shall be reduced by the amount of any such severance pay, notice pay or other similar benefits, as applicable, and by the amount of any severance pay, notice pay or other similar benefits received during any Notice Period.

          (c) This Plan shall not be funded. No Employee entitled to benefits hereunder shall have any right to, or interest in, any specific assets of the Company, but an Employee shall have only the rights of a general creditor of the Company to receive benefits on the terms and subject to the conditions provided in this Plan.

          (d) Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of giving a receipt therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If an Employee shall die while any amounts would be payable to the Employee under this Plan had the Employee continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Employee to receive such amounts or, if no person is so appointed, to the estate of the Employee.

          (e) None of the payments, benefits or rights of any Employee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Employee. Except as otherwise provided herein or by law, no right or interest of any Employee under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment or pledge; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Employee under this Plan shall be subject to any obligation or liability of such Employee.

          (f) Neither the adoption of this Plan, nor any amendment hereof, nor the creation of any fund, trust or account, nor the payment of any benefits, shall be construed as giving any Employee the right to be retained in the service of the Company, and all Employees shall remain subject to discharge to the same extent as if this Plan had not been adopted.

          (g) This Plan shall inure to the benefit of and be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of the parties, including each Employee, present and future, and any successor to the Company or one of its subsidiaries. This Plan shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred. The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in this Section 8(g), it will cause any surviving or resulting corporation or transferee unconditionally to assume all of the obligations of the Company hereunder.

          (h) The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.

          (i) If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed and enforced as if such provision had not been included.

          (j) Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

          (k) This Plan shall be effective as of the date hereof and shall remain in effect unless and until terminated by the Board pursuant to Section 6 hereof.

          (l) For purposes of this Plan, employment with the Company shall include employment with (i) any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors or (ii) any limited liability company in which the Company owns directly or indirectly, through an unbroken chain, an interest sufficient to elect a majority of the managers of that limited liability company.

          (m) This Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Illinois (without regard to principles of conflicts of laws) to the extent not preempted by Federal law, which shall otherwise control.

          IN WITNESS WHEREOF, the Company has caused this Plan to be adopted as of the ___ day of ___________________.

                                         WALLACE COMPUTER SERVICES, INC.



                                         By:
                                             -----------------------------------

                                                                       EXHIBIT A

                         WALLACE COMPUTER SERVICES, INC.
                          EXECUTIVE SEVERANCE PAY PLAN

                       GENERAL RELEASE AND NONCOMPETITION,
                  NONSOLICITATION AND CONFIDENTIALITY AGREEMENT


          This General Release and Noncompetition, Nonsolicitation and Confidentiality Agreement (this "Release and Noncompetition Agreement") is executed by _________ (the "Employee") pursuant to the Wallace Computer Services, Inc. Executive Severance Pay Plan (the "Plan").

          WHEREAS, the Employee's employment with Wallace Computer Services, Inc. and its subsidiaries (the "Company") is terminating;

          WHEREAS, the Employee has had [21][45] days to consider the form of this Release and Noncompetition Agreement;

          WHEREAS, the Company advised the Employee in writing to consult with an attorney before signing this Release and Noncompetition Agreement;

          WHEREAS, the Employee acknowledges that the benefits to be provided to the Employee under the Plan are in consideration of, and are sufficient to support, the general release set forth in Section 2 of this Release and Noncompetition Agreement and the covenants set forth in Sections 3 and 4 of this Release and Noncompetition Agreement; and

          WHEREAS, the Employee understands that the Company regards the representations and covenants by the Employee in this Release and Noncompetition Agreement as material and that the Company is relying on such representations and covenants in paying amounts to the Employee pursuant to the Plan.

          THE EMPLOYEE THEREFORE AGREES AS FOLLOWS:

          1. Termination Benefits. The Employee's employment with the Company shall terminate on ________, and the Employee shall receive the termination benefits set forth in Section 2 of the Plan in accordance with the terms and subject to the conditions thereof.

          2. General Release. (a) The Employee, on behalf of the Employee and anyone claiming through the Employee, hereby agrees not to sue the Company or any division, subsidiary, affiliate or other related entity of the Company (whether or not such entity is wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the

"Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Employee ever had or may presently have against any of the Released Parties arising from the beginning of time up to and including the effective date of this Release and Noncompetition Agreement, including, without limitation, all matters in any way related to the Employee's employment by the Company or any of its affiliates, the terms and conditions thereof, any failure to promote the Employee and the termination or cessation of the Employee's employment with the Company or any of its affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Illinois Human Rights Act, or the Chicago or Cook County Human Rights Ordinance, each as may be amended from time to time, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; provided, however, that nothing contained in this Release and Noncompetition Agreement shall apply to, or release the Company from, any obligation of the Company contained in the Plan. The consideration offered in the Plan is accepted by the Employee as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Employee expressly agrees that the Employee is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Employee, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Employee. The Employee agrees that the Employee has no present or future right to employment with the Company or any of the other Released Parties.

          (b) The Employee expressly represents and warrants that the Employee is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Employee has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

          3. Noncompetition; Nonsolicitation. (a) General. The Employee acknowledges that in the course of the Employee's employment with the Company the Employee has become familiar with trade secrets and other confidential information concerning the Company and that the Employee's services were of special, unique and extraordinary value to the Company.

          (b) Noncompetition. The Employee agrees that during the Employee's Severance Period (as defined in the Plan) the Employee shall not in any manner, directly or indirectly, through any person, firm, corporation or enterprise, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other firm, corporation or enterprise or otherwise, engage or be engaged, or assist any other person, firm, corporation or enterprise in engaging or being engaged, in any business, in which the Employee was involved or had knowledge, being conducted by, or contemplated by, the Company as of the termination of the Employee's employment in any geographic area in which the Company is then conducting such business.

          (c) Nonsolicitation. The Employee further agrees that during the Employee's Severance Period the Employee shall not (i) in any manner, directly or indirectly, induce or attempt to induce any employee of the Company to terminate or abandon his or her employment for any purpose whatsoever or (ii) in connection with any business to which Section 3(b) of this Release and Noncompetition Agreement applies, call on, service, solicit or otherwise do business with any customer of the Company.

          (d) Exceptions. Nothing in this Section 3 shall prohibit the Employee from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent (2%) of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as the Employee has no active participation in the business of such corporation.

          (e) Reformation. If, at any time of enforcement of this Section 3 a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Employee agrees that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Agreement shall not authorize a court to increase or broaden any of the restrictions in this Section 3.

          4. Confidentiality. The Employee agrees that the Employee shall not, at any time after the termination of the Employee's employment, make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or (ii) other technical, business, proprietary or financial information of the Company not available to the public generally or to the competitors of the Company ("Confidential Information"), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission of the Employee or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Employee gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order. Promptly following the termination of the Employee's employment, the Employee shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential Information which the Employee may then possess or have under the Employee's control (together with all copies thereof).

          5. Enforcement. The Employee acknowledges that the Company would be damaged irreparably in the event that any provision of Section 3 or 4 of this Release and Noncompetition Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Employee agrees that the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Employee agrees that the Employee will submit to the personal jurisdiction of the courts of the State of Illinois in any action by the Company to obtain injunctive or other relief contemplated by this Section 5.

          6. ACKNOWLEDGMENT BY EMPLOYEE. BY EXECUTING THIS RELEASE AND NONCOMPETITION AGREEMENT, THE EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT THE EMPLOYEE HAS READ THIS RELEASE AND NONCOMPETITION AGREEMENT CAREFULLY, THAT THE EMPLOYEE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS RELEASE AND NONCOMPETITION AGREEMENT, THAT THE EMPLOYEE HAS BEEN ADVISED THAT THE EMPLOYEE HAS [21][45] DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS RELEASE AND NONCOMPETITION AGREEMENT AND THAT THE EMPLOYEE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EMPLOYEE'S EXECUTION OF THIS RELEASE AND NONCOMPETITION AGREEMENT, THE EMPLOYEE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION.

          7. The Plan and this Release and Noncompetition Agreement constitute the entire understanding between the parties. The Employee has not relied on any oral statements that are not included in the Plan or this Release and Noncompetition Agreement.

          8. If any provision of this Release and Noncompetition Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Release and Noncompetition Agreement shall be construed and enforced as if such provision had not been included.

          9. This Release and Noncompetition Agreement shall be construed, interpreted and applied in accordance with the internal laws of the State of Illinois without regard to the principles of conflicts of laws.


Date: _____________________________         ____________________________________
                                                          [NAME]